Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2017

RICHMOND, Va. (August 7, 2017) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter of 2017.

 Selected Statistical and Financial Data
As of and For the Three and Six Months Ended June 30
(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change

Net income	$87,606	$54,718	60.1%	$121,971	$89,404	36.4%
Net income per share	$0.39	$0.31	25.8%	$0.55	$0.51	7.8%

Adjusted EBITDA	$125,987	$100,514	25.3%	$225,065	$179,124	25.6%
Comparable Hotels Adjusted Hotel EBITDA	$132,039	$135,966	(2.9%)	$236,810	$242,704	(2.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin	39.9%	41.5%	(160 bps)	38.2%	39.6%	(140 bps)
Modified funds from operations (MFFO)	$113,650	$90,364	25.8%	$200,531	$159,678	25.6%
MFFO per share	$0.51	$0.52	(1.9%)	$0.90	$0.91	(1.1%)

ADR (Actual)	$137.56	$138.16	(0.4%)	$135.58	$135.79	(0.2%)
Occupancy (Actual)	81.5%	82.2%	(0.9%)	78.0%	78.2%	(0.3%)
RevPAR (Actual)	$112.10	$113.59	(1.3%)	$105.70	$106.13	(0.4%)

Comparable Hotels ADR	$137.53	$137.08	0.3%	$135.42	$134.99	0.3%
Comparable Hotels Occupancy	81.5%	81.9%	(0.5%)	78.0%	77.8%	0.3%
Comparable Hotels RevPAR	$112.08	$112.27	(0.2%)	$105.59	$104.97	0.6%

Distributions paid	$66,903	$52,353	27.8%	$133,811	$104,713	27.8%
Distributions paid per share	$0.30	$0.30	-	$0.60	$0.60	-

Total debt outstanding	$1,309,064
Total debt to total capitalization (2)	23.9%

(1) Explanations of and reconciliations to net income of Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO are included below.
(2) Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $18.71 on June 30, 2017.

Comparable Hotels is defined as the 235 hotels owned by the Company as of June 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, President and Chief Executive Officer, commented, “As expected, lackluster business demand, calendar shifts, continued wage pressure, and outsized growth in 2016 in a few of our larger markets, made the second quarter challenging for us. I am pleased with our ability to navigate those challenges and continue to produce stable operating results during the quarter. While we anticipate continued headwinds from restrained corporate spending and rising labor costs, we have confidence that our broad geographic diversification, exposure to a wide mix of demand generators, and focus on the select-service and extended-stay segment of the industry position us to be successful.”

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Hotel Portfolio Overview
Apple Hospitality owns a highly diversified hotel portfolio, which helps insulate the revenue stream of the Company from regional economic dislocations that may occur from time to time. As of June 30, 2017, Apple Hospitality owned 235 hotels with 29,978 rooms, comprised of 116 Marriott® branded hotels and 119 Hilton® branded hotels, with locations in 87 markets throughout 33 states.

Transactional Activity
Acquisitions
Effective September 1, 2016, Apple Hospitality completed its merger with Apple REIT Ten, Inc. (“Apple Ten”).  The merger added 56 Marriott® and Hilton® branded primarily select-service and extended-stay hotels with 7,209 guestrooms to the Company’s portfolio. As consideration in the merger, the Company issued approximately 49 million common shares and paid approximately $94 million to the Apple Ten shareholders, and assumed approximately $257 million of debt.

Dispositions
As previously reported, Apple Hospitality completed the sale of its 224-room Hilton® hotel in Dallas, Texas, on April 20, 2017, for a gross sales price of approximately $56 million, including debt assumed by the buyer of approximately $27 million. As a result of the sale, the Company recognized a gain of approximately $16 million during the second quarter of 2017.

In June 2017, the Company entered into a contract for the sale of its 316-room Marriott® hotel in Fairfax, Virginia for a gross sales price of $42 million. The contract is subject to a number of conditions to closing, therefore, there can be no assurance that a closing will occur. If closing conditions are met, it is anticipated that the sale would be completed by the end of 2017. The Company currently estimates a gain on sale of approximately $1 million if a closing occurs.

Capital Improvements
Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2017, the Company invested approximately $24 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing an additional $35 to $45 million in capital improvements during the remainder of 2017, which includes various scheduled renovation projects for approximately 15 to 20 properties.

Balance Sheet
As of June 30, 2017, Apple Hospitality had approximately $1.3 billion of total outstanding indebtedness with a current combined weighted average interest rate of approximately 3.4 percent for the remainder of 2017. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $433 million in property-level debt secured by 28 hotels and $876 million outstanding on its unsecured credit facilities. In July 2017, the Company entered into an unsecured $85 million seven-year term loan. The net proceeds from the term loan were used to pay down borrowings on the Company’s revolving credit facility. The term loan is subject to requirements and covenants similar to the Company’s unsecured $965 million credit facility.  The interest rate for the term loan is equal to an annual rate of the one-month LIBOR plus a margin ranging from 1.80% to 2.60%, depending upon the Company’s leverage ratio. In conjunction with the term loan, the Company entered into an interest rate swap agreement to effectively fix the interest rate on $75 million of the $85 million term loan at 3.76%. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at July 31, 2017, was approximately $340 million. The Company’s total debt to total capitalization at June 30, 2017, was approximately 24 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace.

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Shareholder Distributions
Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended June 30, 2017. Based on the Company’s common share closing price of $18.10 on August 3, 2017, the annualized distribution of $1.20 per common share represents an annual yield of approximately 6.6 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2017 Outlook
Apple Hospitality is updating its operational and financial outlook for 2017. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Growth and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, including those acquired through the Apple Ten merger, as if the hotels were owned as of January 1, 2016, and exclude completed dispositions since January 1, 2016. For the full year 2017, the Company anticipates:

	2017 Guidance(1)
	Low-End	High-End

Net income	$207 Million	$225 Million

Comparable Hotels RevPAR Growth	0.0%	1.5%

Comparable Hotels Adjusted Hotel EBITDA Margin %	36.8%	37.5%

Adjusted EBITDA	$425 Million	$440 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDA guidance are included below.
Earnings Call
The Company will host a quarterly conference call for investors and interested parties on Tuesday, August 8, 2017, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on August 8, 2017, through 11:59 p.m. Eastern Time on August 22, 2017. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 13665456. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 235 hotels, with approximately 30,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 33 states. For more information, please visit www.applehospitalityreit.com.

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Apple Hospitality REIT Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations, or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that have been or may be instituted against Apple Hospitality or others; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
(804) 727-6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.
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Apple Hospitality REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation
of $644,718 and $557,597, respectively	$4,770,883	$4,823,489
Assets held for sale	-	39,000
Restricted cash-furniture, fixtures and other escrows	28,244	29,425
Due from third party managers, net	57,676	31,460
Other assets, net	47,771	56,509
Total Assets	$4,904,574	$4,979,883

Liabilities
Revolving credit facility	$301,300	$270,000
Term loans	571,461	570,934
Mortgage debt	435,556	497,029
Accounts payable and other liabilities	88,685	124,856
Total Liabilities	1,397,002	1,462,819

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued
and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares;
issued and outstanding 223,055,340 and 222,938,648 shares, respectively	4,455,191	4,453,205
Accumulated other comprehensive income	4,959	4,589
Distributions greater than net income	(952,578)	(940,730)
Total Shareholders' Equity	3,507,572	3,517,064

Total Liabilities and Shareholders' Equity	$4,904,574	$4,979,883

Note:
The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

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Apple Hospitality REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Room	$306,283	$237,340	$575,676	$443,490
Other	25,421	20,296	48,953	38,633
Total revenue	331,704	257,636	624,629	482,123

Expenses:
Operating	80,345	61,459	155,499	118,288
Hotel administrative	25,217	18,857	50,053	37,055
Sales and marketing	26,270	19,896	50,379	37,915
Utilities	10,193	7,719	19,946	15,319
Repair and maintenance	12,279	9,605	24,195	18,689
Franchise fees	14,163	10,933	26,637	20,378
Management fees	11,545	8,947	21,757	16,984
Property taxes, insurance and other	17,821	13,076	34,748	25,528
Ground lease	2,839	2,506	5,655	4,972
General and administrative	6,151	5,060	12,905	9,888
Transaction and litigation costs (reimbursements)	(2,586)	1,116	(2,586)	1,409
Loss on impairment of depreciable real estate assets	-	-	7,875	-
Depreciation	43,893	33,824	87,660	67,308
Total expenses	248,130	192,998	494,723	373,733

Operating income	83,574	64,638	129,906	108,390

Interest and other expense, net	(11,849)	(9,560)	(23,566)	(18,363)
Gain on sale of real estate	16,140	-	16,140	-

Income before income taxes	87,865	55,078	122,480	90,027

Income tax expense	(259)	(360)	(509)	(623)

Net income	$87,606	$54,718	$121,971	$89,404

Other comprehensive income (loss):
Interest rate derivatives	(1,175)	(5,501)	370	(12,195)

Comprehensive income	$86,431	$49,217	$122,341	$77,209

Basic and diluted net income per common share	$0.39	$0.31	$0.55	$0.51

Weighted average common shares outstanding - basic and diluted	223,052	174,667	223,049	174,667

Note:
The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

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Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change

Room revenue	$305,743	$303,305	0.8%	$572,478	$566,038	1.1%
Other revenue	25,209	24,501	2.9%	47,665	46,688	2.1%
Total revenue	330,952	327,806	1.0%	620,143	612,726	1.2%

Total operating expenses	198,913	191,840	3.7%	383,333	370,022	3.6%

Adjusted Hotel EBITDA	$132,039	$135,966	(2.9%)	$236,810	$242,704	(2.4%)
Adjusted Hotel EBITDA Margin %	39.9%	41.5%	(160 bps )	38.2%	39.6%	(140 bps )

ADR (Comparable Hotels)	$137.53	$137.08	0.3%	$135.42	$134.99	0.3%
Occupancy (Comparable Hotels)	81.5%	81.9%	(0.5%)	78.0%	77.8%	0.3%
RevPAR (Comparable Hotels)	$112.08	$112.27	(0.2%)	$105.59	$104.97	0.6%

ADR (Actual)	$137.56	$138.16	(0.4%)	$135.58	$135.79	(0.2%)
Occupancy (Actual)	81.5%	82.2%	(0.9%)	78.0%	78.2%	(0.3%)
RevPAR (Actual)	$112.10	$113.59	(1.3%)	$105.70	$106.13	(0.4%)

Reconciliation to Actual Results

Total Revenue (Actual)	$331,704	$257,636		$624,629	$482,123
Revenue from acquisitions prior to ownership	-	76,234		-	141,713
Revenue from dispositions	(705)	(6,017)		(4,392)	(11,160)
Lease revenue intangible amortization	(47)	(47)		(94)	50
Comparable Hotels Total Revenue	$330,952	$327,806		$620,143	$612,726

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$132,138	$105,574		$237,970	$189,012
AHEBITDA from acquisitions prior to ownership	-	32,073		-	56,567
AHEBITDA from dispositions	(99)	(1,681)		(1,160)	(2,875)
Comparable Hotels AHEBITDA	$132,039	$135,966		$236,810	$242,704

Note:
Comparable Hotels is defined as the 235 hotels owned by the Company as of June 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.
Comparable Hotels Quarterly Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017

Room revenue	$287,714	$246,492	$262,733	$303,305	$296,647	$253,823	$266,735	$305,743
Other revenue	22,939	23,654	22,187	24,501	23,563	23,563	22,456	25,209
Total revenue	310,653	270,146	284,920	327,806	320,210	277,386	289,191	330,952

Total operating expenses	185,833	173,972	178,182	191,840	196,002	179,266	184,420	198,913

Adjusted Hotel EBITDA	$124,820	$96,174	$106,738	$135,966	$124,208	$98,120	$104,771	$132,039
Adjusted Hotel EBITDA Margin %	40.2%	35.6%	37.5%	41.5%	38.8%	35.4%	36.2%	39.9%

ADR (Comparable Hotels)	$132.53	$126.59	$132.66	$137.08	$134.79	$127.71	$133.09	$137.53
Occupancy (Comparable Hotels)	80.3%	71.7%	73.6%	81.9%	80.1%	72.4%	74.4%	81.5%
RevPAR (Comparable Hotels)	$106.47	$90.73	$97.65	$112.27	$108.03	$92.43	$99.02	$112.08

ADR (Actual)	$133.18	$127.04	$133.16	$138.16	$136.04	$127.81	$133.39	$137.56
Occupancy (Actual)	80.5%	71.9%	74.1%	82.2%	80.2%	72.4%	74.4%	81.5%
RevPAR (Actual)	$107.19	$91.36	$98.66	$113.59	$109.07	$92.52	$99.27	$112.10

Reconciliation to Actual Results

Total Revenue (Actual)	$240,555	$213,033	$224,487	$257,636	$276,471	$282,431	$292,925	$331,704
Revenue from acquisitions prior to ownership	75,548	62,799	65,479	76,234	49,452	-	-	-
Revenue from dispositions	(5,417)	(5,653)	(5,143)	(6,017)	(5,666)	(4,998)	(3,687)	(705)
Lease revenue intangible amortization	(33)	(33)	97	(47)	(47)	(47)	(47)	(47)
Comparable Hotels Total Revenue	$310,653	$270,146	$284,920	$327,806	$320,210	$277,386	$289,191	$330,952

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$95,738	$74,790	$83,438	$105,574	$106,707	$99,291	$105,832	$132,138
AHEBITDA from acquisitions prior to ownership	30,557	22,825	24,494	32,073	18,985	-	-	-
AHEBITDA from dispositions	(1,475)	(1,441)	(1,194)	(1,681)	(1,484)	(1,171)	(1,061)	(99)
Comparable Hotels AHEBITDA	$124,820	$96,174	$106,738	$135,966	$124,208	$98,120	$104,771	$132,039

Note:
Comparable Hotels is defined as the 235 hotels owned by the Company as of June 30, 2017. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.
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Apple Hospitality REIT, Inc.
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA
(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization.  The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.
The Company considers the exclusion or inclusion of certain additional items from EBITDA (Adjusted EBITDA) useful, including (i) the exclusion of transaction and litigation costs (reimbursements), gains or losses from sales of real estate, and the loss on impairment of depreciable real estate assets, as these items do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.
The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDA (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance, and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.
The following table reconciles the Company’s GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA on a quarterly basis from September 30, 2015 through June 30, 2017.
	Three Months Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	6/30/2017
Net income (loss)	$46,968	$(17,792)	$34,686	$54,718	$13,694	$41,554	$34,365	$87,606
Depreciation	32,351	33,244	33,484	33,824	37,343	43,512	43,767	43,893
Amortization of favorable and unfavorable leases, net	133	133	262	119	132	161	165	168
Interest and other expense, net	9,302	8,867	8,803	9,560	10,156	11,507	11,717	11,849
Income tax (benefit) expense	138	26	263	360	(7)	(185)	250	259
EBITDA	88,892	24,478	77,498	98,581	61,318	96,549	90,264	143,775
Transaction and litigation costs (reimbursements)	842	(710)	293	1,116	36,452	(2,872)	-	(2,586)
(Gain) Loss on sale of real estate	-	72	-	-	-	153	-	(16,140)
Loss on impairment of depreciable real estate assets	-	45,000	-	-	5,471	-	7,875	-
Non-cash straight-line ground lease expense	829	819	819	817	843	940	939	938
Adjusted EBITDA	$90,563	$69,659	$78,610	$100,514	$104,084	$94,770	$99,078	$125,987
General and administrative expense	5,175	5,131	4,828	5,060	2,623	4,521	6,754	6,151
Adjusted Hotel EBITDA	$95,738	$74,790	$83,438	$105,574	$106,707	$99,291	$105,832	$132,138

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Apple Hospitality REIT, Inc.
2017 Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited) (in thousands)

The guidance of net income, EBITDA and Adjusted EBITDA, are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
The following table reconciles the Company’s GAAP net income guidance to EBITDA and Adjusted EBITDA guidance for the year ended December 31, 2017.

	Year Ended December 31, 2017
	Low-End	High-End
Net income	$206,600	$224,600
Depreciation	176,000	174,500
Amortization of favorable and unfavorable leases, net	675	675
Interest and other expense, net	48,000	46,000
Income tax expense	850	1,350
EBITDA	432,125	447,125
Transaction and litigation reimbursements	(2,600)	(2,600)
Gain on sale of real estate	(16,100)	(16,100)
Loss on impairment of depreciable real estate assets	7,875	7,875
Non-cash straight-line ground lease expense	3,700	3,700
Adjusted EBITDA	$425,000	$440,000

Page | 10

Apple Hospitality REIT, Inc.
Reconciliation of Net Income to FFO and MFFO
(Unaudited) (in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.  The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the NAREIT definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO (MFFO) for certain additional items that are not in NAREIT’s definition of FFO, including: (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.  The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and six months ended June 30, 2017 and 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$87,606	$54,718	$121,971	$89,404
Depreciation of real estate owned	43,664	33,594	87,201	66,848
Gain on sale of real estate	(16,140)	-	(16,140)	-
Loss on impairment of depreciable real estate assets	-	-	7,875	-
Amortization of favorable and unfavorable leases, net	168	119	333	381
Funds from operations	115,298	88,431	201,240	156,633
Transaction and litigation costs (reimbursements)	(2,586)	1,116	(2,586)	1,409
Non-cash straight-line ground lease expense	938	817	1,877	1,636
Modified funds from operations	$113,650	$90,364	$200,531	$159,678

Page | 11

Apple Hospitality REIT, Inc.
Debt Summary
(Unaudited) ($ in thousands)
June 30, 2017

	July 1 - December 31, 2017	2018	2019	2020	2021	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$5,329	$11,071	$333,008	$451,164	$95,311	$413,181	$1,309,064	$1,306,559
Average interest rates	3.4%	3.4%	3.5%	3.8%	4.1%	4.0%

Variable rate debt:
Maturities	$-	$-	$301,300	$425,000	$50,000	$100,000	$876,300	$877,317
Average interest rates (1)	2.9%	2.9%	2.9%	3.0%	3.0%	3.1%

Fixed rate debt:
Maturities	$5,329	$11,071	$31,708	$26,164	$45,311	$313,181	$432,764	$429,242
Average interest rates	4.5%	4.5%	4.5%	4.5%	4.4%	4.3%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.
Note:  See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Page | 12

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics Top 20 Markets(1)
Three Months ended June 30
(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017
Top 20 Markets
Los Angeles/Long Beach, CA	8	92.4%	91.6%	0.9%	$171.39	$184.76	(7.2)%	$158.45	$169.29	(6.4)%	5.6%
San Diego, CA	7	84.4%	80.5%	4.9%	$154.63	$151.73	1.9%	$130.56	$122.08	6.9%	5.2%
Chicago, IL	8	80.1%	81.5%	(1.8)%	$133.37	$133.48	(0.1)%	$106.79	$108.78	(1.8)%	4.6%
Nashville, TN	5	88.9%	92.8%	(4.3)%	$180.75	$179.11	0.9%	$160.67	$166.28	(3.4)%	4.1%
Seattle, WA	3	89.7%	88.7%	1.0%	$211.03	$195.35	8.0%	$189.24	$173.37	9.2%	3.4%
Anaheim/Santa Ana, CA	6	86.4%	85.4%	1.2%	$146.19	$143.44	1.9%	$126.34	$122.53	3.1%	3.4%
Washington, DC-MD-VA	5	81.6%	81.7%	(0.1)%	$146.40	$148.56	(1.5)%	$119.41	$121.30	(1.6)%	3.1%
Richmond/Petersburg, VA	4	80.2%	75.4%	6.4%	$150.94	$147.48	2.3%	$121.03	$111.13	8.9%	3.1%
Dallas, TX	9	77.8%	83.7%	(7.0)%	$122.61	$122.80	(0.2)%	$95.44	$102.79	(7.2)%	3.0%
Omaha, NE	4	81.0%	81.9%	(1.1)%	$160.33	$172.64	(7.1)%	$129.90	$141.41	(8.1)%	2.8%
Austin, TX	7	76.5%	85.5%	(10.5)%	$129.20	$134.42	(3.9)%	$98.84	$114.93	(14.0)%	2.2%
Denver, CO	3	84.6%	82.2%	2.9%	$163.63	$158.56	3.2%	$138.41	$130.39	6.2%	2.2%
North Carolina East	5	84.7%	86.4%	(1.9)%	$130.75	$126.05	3.7%	$110.76	$108.90	1.7%	2.2%
Phoenix, AZ	8	74.3%	74.9%	(0.8)%	$109.81	$105.62	4.0%	$81.59	$79.07	3.2%	2.1%
Norfolk/Virginia Beach, VA	4	86.0%	81.0%	6.1%	$150.00	$151.70	(1.1)%	$128.98	$122.93	4.9%	2.0%
Oklahoma City, OK	4	81.2%	83.0%	(2.1)%	$139.27	$143.09	(2.7)%	$113.08	$118.70	(4.7)%	1.9%
Fort Worth/Arlington, TX	5	76.9%	86.1%	(10.6)%	$132.48	$124.21	6.7%	$101.88	$106.91	(4.7)%	1.7%
Idaho	2	86.6%	84.4%	2.5%	$130.80	$130.53	0.2%	$113.22	$110.23	2.7%	1.6%
Florida Panhandle	5	81.2%	80.6%	0.7%	$128.44	$123.95	3.6%	$104.34	$99.96	4.4%	1.6%
Boston, MA	4	83.5%	85.8%	(2.6)%	$134.03	$132.07	1.5%	$111.90	$113.25	(1.2)%	1.5%
Top 20 Markets	106	82.5%	83.3%	(1.0)%	$145.56	$145.27	0.2%	$120.08	$121.08	(0.8)%	57.3%

All Other Markets	129	80.5%	80.5%	0.0%	$129.33	$128.60	0.6%	$104.10	$103.47	0.6%	42.7%

Total Portfolio	235	81.5%	81.9%	(0.5)%	$137.53	$137.08	0.3%	$112.08	$112.27	(0.2)%	100.0%

(1)	Based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Note:  Market categorization is based on STR designation.

Page | 13

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics Top 20 Markets(1)
Six Months ended June 30
(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
Top 20 Markets
Los Angeles/Long Beach, CA	8	90.0%	92.9%	(3.1)%	$166.17	$181.50	(8.4)%	$149.56	$168.63	(11.3)%	5.9%
San Diego, CA	7	82.4%	77.4%	6.4%	$152.16	$147.33	3.3%	$125.31	$114.08	9.8%	5.4%
Phoenix, AZ	8	78.1%	77.4%	0.9%	$137.08	$132.33	3.6%	$107.05	$102.47	4.5%	4.0%
Anaheim/Santa Ana, CA	6	85.8%	85.5%	0.4%	$146.92	$143.11	2.7%	$126.06	$122.35	3.0%	3.8%
Nashville, TN	5	81.5%	87.5%	(6.9)%	$172.43	$170.58	1.1%	$140.53	$149.27	(5.9)%	3.8%
Dallas, TX	9	76.7%	80.6%	(4.8)%	$122.27	$122.09	0.1%	$93.77	$98.37	(4.7)%	3.4%
Chicago, IL	8	71.6%	70.7%	1.2%	$125.30	$127.43	(1.7)%	$89.65	$90.14	(0.5)%	3.3%
Richmond/Petersburg, VA	4	76.6%	72.3%	6.0%	$150.46	$146.83	2.5%	$115.24	$106.11	8.6%	3.1%
Seattle, WA	3	82.5%	81.9%	0.7%	$192.26	$178.12	7.9%	$158.55	$145.84	8.7%	2.9%
Washington, DC-MD-VA	5	71.7%	73.6%	(2.6)%	$141.30	$138.17	2.3%	$101.32	$101.69	(0.4)%	2.6%
Austin, TX	7	76.8%	81.3%	(5.6)%	$131.03	$134.94	(2.9)%	$100.57	$109.71	(8.3)%	2.6%
Omaha, NE	4	74.9%	75.8%	(1.1)%	$143.43	$147.71	(2.9)%	$107.45	$111.92	(4.0)%	2.2%
Denver, CO	3	78.9%	75.4%	4.7%	$152.91	$150.67	1.5%	$120.71	$113.57	6.3%	2.0%
Oklahoma City, OK	4	78.7%	80.0%	(1.6)%	$136.58	$138.81	(1.6)%	$107.46	$111.00	(3.2)%	1.9%
Miami/Hialeah, FL	3	88.4%	89.8%	(1.6)%	$156.19	$169.13	(7.6)%	$138.02	$151.92	(9.1)%	1.9%
Fort Lauderdale, FL	3	87.5%	88.1%	(0.6)%	$152.93	$153.20	(0.2)%	$133.88	$134.97	(0.8)%	1.9%
North Carolina East	5	79.5%	80.2%	(0.8)%	$116.94	$113.95	2.6%	$93.01	$91.35	1.8%	1.8%
Fort Worth/Arlington, TX	5	74.7%	83.6%	(10.6)%	$130.90	$123.21	6.2%	$97.83	$103.01	(5.0)%	1.7%
Houston, TX	6	65.4%	64.0%	2.1%	$122.06	$130.70	(6.6)%	$79.78	$83.68	(4.7)%	1.7%
Idaho	2	81.9%	80.2%	2.1%	$128.28	$125.52	2.2%	$105.08	$100.68	4.4%	1.6%
Top 20 Markets	105	78.6%	79.2%	(0.7)%	$143.13	$143.52	(0.3)%	$112.54	$113.67	(1.0)%	57.5%

All Other Markets	130	77.3%	76.3%	1.3%	$127.42	$125.87	1.2%	$98.50	$96.02	2.6%	42.5%

Total Portfolio	235	78.0%	77.8%	0.3%	$135.42	$134.99	0.3%	$105.59	$104.97	0.6%	100.0%

(1)	Based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Note:  Market categorization is based on STR designation.

Page | 14

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Three Months ended June 30
(Unaudited)
Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017
STR Region
East North Central	15	79.7%	80.7%	(1.3)%	$132.80	$132.71	0.1%	$105.89	$107.16	(1.2)%	7.4%
East South Central	27	82.3%	83.1%	(0.9)%	$131.41	$130.87	0.4%	$108.15	$108.74	(0.5)%	9.4%
Middle Atlantic	12	81.9%	81.7%	0.3%	$162.61	$168.65	(3.6)%	$133.21	$137.78	(3.3)%	4.6%
Mountain	19	79.2%	79.7%	(0.5)%	$124.42	$118.83	4.7%	$98.57	$94.65	4.1%	7.7%
New England	4	83.5%	85.8%	(2.6)%	$134.03	$132.07	1.5%	$111.90	$113.25	(1.2)%	1.5%
Pacific	32	88.0%	86.3%	2.1%	$165.91	$164.88	0.6%	$146.08	$142.25	2.7%	21.9%
South Atlantic	63	83.1%	81.9%	1.5%	$132.11	$130.44	1.3%	$109.84	$106.85	2.8%	26.6%
West North Central	17	81.2%	80.4%	1.0%	$136.03	$139.21	(2.3)%	$110.50	$111.93	(1.3)%	7.0%
West South Central	46	75.0%	79.5%	(5.7)%	$123.92	$125.82	(1.5)%	$92.91	$100.04	(7.1)%	13.9%

Total Portfolio	235	81.5%	81.9%	(0.5)%	$137.53	$137.08	0.3%	$112.08	$112.27	(0.2)%	100.0%

Note:  Region categorization is based on STR designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Six Months ended June 30
(Unaudited)
Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
STR Region
East North Central	15	72.3%	71.7%	0.8%	$126.30	$127.22	(0.7)%	$91.33	$91.26	0.1%	6.0%
East South Central	27	77.9%	78.0%	(0.0)%	$127.52	$127.49	0.0%	$99.38	$99.40	(0.0)%	9.0%
Middle Atlantic	12	75.9%	74.8%	1.4%	$153.30	$160.14	(4.3)%	$116.31	$119.81	(2.9)%	3.4%
Mountain	19	79.4%	78.4%	1.3%	$132.45	$127.07	4.2%	$105.19	$99.60	5.6%	9.8%
New England	4	72.5%	77.7%	(6.6)%	$130.75	$129.42	1.0%	$94.83	$100.53	(5.7)%	1.2%
Pacific	32	85.3%	83.8%	1.8%	$160.52	$160.19	0.2%	$136.99	$134.26	2.0%	22.2%
South Atlantic	63	79.2%	78.4%	1.0%	$132.04	$130.33	1.3%	$104.64	$102.23	2.4%	26.9%
West North Central	17	75.4%	73.4%	2.8%	$127.33	$128.79	(1.1)%	$96.07	$94.51	1.6%	6.0%
West South Central	46	73.7%	76.4%	(3.5)%	$124.36	$125.14	(0.6)%	$91.69	$95.63	(4.1)%	15.5%

Total Portfolio	235	78.0%	77.8%	0.3%	$135.42	$134.99	0.3%	$105.59	$104.97	0.6%	100.0%

Note:  Region categorization is based on STR designation.

Page | 15

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Three Months ended June 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017
Upscale
Courtyard	40	78.9%	78.3%	0.7%	$143.02	$146.21	(2.2)%	$112.77	$114.50	(1.5)%	19.8%
Hilton Garden Inn	41	80.4%	82.5%	(2.5)%	$137.60	$136.31	1.0%	$110.63	$112.39	(1.6)%	19.3%
Homewood Suites	34	85.4%	85.4%	(0.0)%	$137.37	$136.78	0.4%	$117.35	$116.87	0.4%	12.6%
Residence Inn	32	83.6%	84.0%	(0.4)%	$147.99	$146.00	1.4%	$123.72	$122.61	0.9%	14.8%
SpringHill Suites	17	82.1%	80.5%	2.1%	$123.98	$122.63	1.1%	$101.80	$98.67	3.2%	6.7%
Upscale Total	164	81.7%	82.0%	(0.4)%	$139.33	$139.14	0.1%	$113.78	$114.08	(0.3)%	73.2%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	81.1%	80.1%	1.3%	$118.97	$118.40	0.5%	$96.47	$94.81	1.8%	3.4%
Hampton Inn/Hampton Inn & Suites	36	82.2%	83.6%	(1.7)%	$131.70	$130.80	0.7%	$108.21	$109.34	(1.0)%	13.8%
Home2 Suites	6	86.4%	90.8%	(4.8)%	$129.14	$126.35	2.2%	$111.61	$114.76	(2.7)%	2.5%
TownePlace Suites	12	79.8%	80.9%	(1.3)%	$107.40	$103.21	4.1%	$85.73	$83.48	2.7%	3.1%
Upper Midscale Total	65	82.0%	83.1%	(1.3)%	$125.58	$124.05	1.2%	$102.96	$103.05	(0.1)%	22.8%

Upper Upscale
Embassy Suites	2	88.7%	87.2%	1.7%	$176.62	$178.23	(0.9)%	$156.71	$155.48	0.8%	1.4%
Marriott	3	68.5%	67.6%	1.4%	$149.60	$148.73	0.6%	$102.48	$100.50	2.0%	2.8%
Renaissance	1	93.6%	87.4%	7.1%	$267.76	$287.22	(6.8)%	$250.49	$250.91	(0.2)%	(0.2)%
Upper Upscale Total	6	76.4%	74.6%	2.4%	$176.83	$179.09	(1.3)%	$135.16	$133.68	1.1%	4.0%

Total Portfolio	235	81.5%	81.9%	(0.5)%	$137.53	$137.08	0.3%	$112.08	$112.27	(0.2)%	100.0%

Note:  Chain scale categorization is based on STR designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Six Months ended June 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
Upscale
Courtyard	40	74.8%	74.5%	0.4%	$139.61	$142.05	(1.7)%	$104.37	$105.76	(1.3)%	19.6%
Hilton Garden Inn	41	76.3%	77.2%	(1.1)%	$135.36	$134.11	0.9%	$103.32	$103.51	(0.2)%	18.9%
Homewood Suites	34	82.4%	82.3%	0.0%	$138.72	$138.40	0.2%	$114.29	$113.97	0.3%	13.4%
Residence Inn	32	81.0%	80.5%	0.7%	$145.36	$143.66	1.2%	$117.78	$115.61	1.9%	15.2%
SpringHill Suites	17	78.2%	77.0%	1.5%	$121.57	$120.42	1.0%	$95.01	$92.71	2.5%	6.7%
Upscale Total	164	78.1%	78.0%	0.1%	$137.42	$137.17	0.2%	$107.26	$106.96	0.3%	73.8%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	80.1%	79.0%	1.4%	$120.19	$118.82	1.2%	$96.24	$93.84	2.6%	3.7%
Hampton Inn/Hampton Inn & Suites	36	77.7%	77.8%	(0.1)%	$129.97	$129.82	0.1%	$101.02	$101.04	(0.0)%	13.5%
Home2 Suites	6	83.6%	85.8%	(2.6)%	$125.89	$122.07	3.1%	$105.28	$104.76	0.5%	2.5%
TownePlace Suites	12	77.2%	77.3%	(0.2)%	$105.51	$101.35	4.1%	$81.41	$78.39	3.9%	3.2%
Upper Midscale Total	65	78.6%	78.5%	0.0%	$124.09	$122.78	1.1%	$97.49	$96.42	1.1%	22.9%

Upper Upscale
Embassy Suites	2	86.3%	81.1%	6.4%	$169.75	$169.87	(0.1)%	$146.46	$137.69	6.4%	1.3%
Marriott	3	65.8%	64.5%	1.9%	$149.42	$148.12	0.9%	$98.30	$95.59	2.8%	2.8%
Renaissance	1	90.1%	83.5%	7.9%	$227.78	$248.97	(8.5)%	$205.22	$207.82	(1.2)%	(0.8)%
Upper Upscale Total	6	73.7%	70.8%	4.1%	$168.12	$170.31	(1.3)%	$123.86	$120.58	2.7%	3.3%

Total Portfolio	235	78.0%	77.8%	0.3%	$135.42	$134.99	0.3%	$105.59	$104.97	0.6%	100.0%

Note:  Chain scale categorization is based on STR designation.
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Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Three Months ended June 30
 (Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017	Q2 2016	% Change	Q2 2017
STR Location
Airport	16	85.3%	87.0%	(1.9)%	$132.85	$130.11	2.1%	$113.38	$113.13	0.2%	6.7%
Interstate	8	77.7%	77.4%	0.3%	$113.55	$113.65	(0.1)%	$88.20	$88.02	0.2%	2.5%
Resort	9	86.7%	81.3%	6.7%	$142.53	$138.71	2.8%	$123.56	$112.74	9.6%	5.0%
Small Metro/Town	19	76.2%	77.7%	(2.0)%	$111.00	$107.35	3.4%	$84.60	$83.46	1.4%	4.5%
Suburban	148	80.8%	81.4%	(0.7)%	$133.02	$133.36	(0.3)%	$107.53	$108.56	(1.0)%	57.5%
Urban	35	83.6%	84.2%	(0.7)%	$165.04	$165.42	(0.2)%	$137.91	$139.22	(0.9)%	23.8%

Total Portfolio	235	81.5%	81.9%	(0.5)%	$137.53	$137.08	0.3%	$112.08	$112.27	(0.2)%	100.0%

Note:  Location categorization is based on STR designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Six Months ended June 30
 (Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017
STR Location
Airport	16	82.9%	83.5%	(0.8)%	$134.35	$132.17	1.7%	$111.36	$110.39	0.9%	7.0%
Interstate	8	72.2%	72.5%	(0.4)%	$111.63	$112.57	(0.8)%	$80.65	$81.63	(1.2)%	2.4%
Resort	9	82.5%	79.3%	4.1%	$144.09	$140.88	2.3%	$118.94	$111.69	6.5%	5.1%
Small Metro/Town	19	74.2%	74.4%	(0.3)%	$116.73	$113.39	2.9%	$86.61	$84.41	2.6%	5.4%
Suburban	148	77.5%	77.2%	0.4%	$131.31	$132.07	(0.6)%	$101.71	$101.94	(0.2)%	58.3%
Urban	35	79.1%	79.4%	(0.3)%	$157.07	$155.42	1.1%	$124.28	$123.35	0.8%	21.8%

Total Portfolio	235	78.0%	77.8%	0.3%	$135.42	$134.99	0.3%	$105.59	$104.97	0.6%	100.0%

Note:  Location categorization is based on STR designation.

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